Exhibit 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016

Results and Increases Quarterly Dividend to $0.17 per Share

Fourth Quarter Company Highlights:

-	Net income of $20.5 million, or $0.40 per diluted common share
-	AFFO of $15.1 million, or $0.21 per diluted common share[1]
-	Declares a cash dividend on common stock of $0.17 per share, a 6% increase over prior quarter

Agency Business
-	Segment income of $26.9 million
-	Loan originations of $1.3 billion
-	Servicing portfolio of $13.6 billion at December 31, 2016, up 8% from 3Q16

Structured Business
-	Segment income of $3.0 million
-	Issued $86 million of convertible senior notes due 2019
-	Loan originations of $193 million
-	Earned $1.8 million of income from equity investments

Full Year Highlights:
-	Completed the acquisition of Arbor Commercial Mortgage’s agency platform including a Top 10 DUS® Lender with a significant servicing portfolio
-	Net income of $42.8 million, or $0.83 per diluted common share
-	AFFO of $49.0 million, or $0.79 per diluted common share[1]
-	Total return to shareholders of 13% for 2016
-	Raised forward annualized common dividend rate to $0.68 per share, a 13% increase from prior year
-	Structured portfolio growth of 17% on new originations of $848 million
-	Earned $14.9 million of income from equity investments and structured transactions
-	Continued focus on improving funding sources by adding a sixth collateralized securitization vehicle totaling $325 million, issuing $86 million of convertible senior notes and increasing warehouse facility capacity
-	Strong liquidity position with $150 million of cash on hand to fund new investment opportunities

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 2

Uniondale, NY, March 3, 2017 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter and year ended December 31, 2016. Arbor reported net income for the quarter of $20.5 million, or $0.40 per diluted common share, compared to $5.0 million, or $0.10 per diluted common share for the quarter ended December 31, 2015. Net income for the year was $42.8 million, or $0.83 per diluted common share, compared to $45.9 million, or $0.90 per diluted common share for the year ended December 31, 2015. Adjusted funds from operations (“AFFO”) for the quarter was $15.1 million, or $0.21 per diluted common share, compared to $8.6 million, or $0.17 per diluted common share for the quarter ended December 31, 2015. AFFO for the year was $49.0 million, or $0.79 per diluted common share, compared to $58.3 million, or $1.14 per diluted common share for the year ended December 31, 2015.1

Agency Business

Loan Origination Platform

Loan originations for the fourth quarter ended December 31, 2016 totaled $1.3 billion, as compared to $850.4 million for the third quarter of 2016, and consisted of:

-	$1.0 billion of Fannie Mae loans
-	$299.3 million of Freddie Mac loans

Loan originations for the period from the date of the Agency Business acquisition (July 14, 2016) through December 31, 2016 totaled $2.1 billion and consisted of:

-	$1.7 billion of Fannie Mae loans
-	$456.4 million of Freddie Mac loans
-	$24.6 million of FHA loans

Loan sales for the fourth quarter of 2016 totaled $940.6 million, as compared to $551.8 million for the third quarter of 2016, excluding $418.2 million of sales on loans that were acquired on July 14, 2016 as part of the acquisition.

At December 31, 2016, loans held-for-sale was $673.4 million which was primarily comprised of unpaid principal balances totaling $662.3 million, with financing associated with these loans totaling $660.1 million.

For the quarter ended December 31, 2016, the Agency Business generated revenues of $51.1 million. Gain on sales, including fee-based services, net was $14.9 million, reflecting a margin of 1.58% on fourth quarter loan sales of $940.6 million. Income from mortgage servicing rights was $29.0 million for the quarter, reflecting a rate of 2.05% as a percentage of fourth quarter loan commitments of $1.4 billion.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 3

Servicing Portfolio

The servicing portfolio totaled $13.6 billion at December 31, 2016, an increase of 8% from September 30, 2016, primarily as a result of $1.3 billion of new loan originations during the quarter. Servicing revenue, net was $3.2 million for the quarter, and consists of servicing revenue of $17.3 million net of amortization of mortgage servicing rights totaling $14.1 million.

	Servicing Portfolio ($ in 000s)
	As of December 31, 2016			As of September 30, 2016
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$11,181,152	0.53%	6.6	$10,520,107	0.53%	6.4
Freddie Mac	1,953,245	0.22%	10.5	1,660,941	0.23%	10.3
FHA	420,689	0.18%	19.2	420,962	0.18%	19.3
Total	$13,555,086	0.48%	7.6	$12,602,010	0.48%	7.3

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At December 31, 2016, the Company’s allowance for loss-sharing obligations was $32.4 million which consists of general loss sharing guaranty obligations of $26.3 million, representing 0.23% of the Fannie Mae servicing portfolio, and $6.1 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Structured Business

Portfolio and Investment Activity

Fourth quarter of 2016:

-	16 new loan originations totaling $192.7 million, of which 14 were bridge loans for $149.7 million
-	Payoffs and pay downs on 14 loans totaling $135.0 million

Year ended December 31, 2016:

-	70 new loan originations totaling $847.7 million, of which 64 were bridge loans for $779.9 million

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 4

-	Payoffs and pay downs on 54 loans totaling $553.4 million

At December 31, 2016, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.80 billion, with a weighted average current interest pay rate of 5.71%, compared to $1.76 billion and 5.47% at September 30, 2016. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.39% at December 31, 2016, compared to 6.14% at September 30, 2016.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2016, excluding loan loss reserves, was $1.79 billion and the weighted average yield on these assets for the quarter was 6.38%, compared to $1.73 billion and 6.15% for the third quarter of 2016. The increase in average yield was primarily due to an increase in income from the acceleration of fees on early loan payoffs in the fourth quarter as compared to the third quarter, as well as an increase in one-month LIBOR.

At December 31, 2016, the Company’s total loan loss reserves were $83.7 million on eight loans with an aggregate carrying value before loan loss reserves of $187.4 million. The Company also had three non-performing loans with a carrying value of $22.9 million that were fully reserved.

The Company recorded $1.8 million of income from equity affiliates primarily consisting of $1.1 million of income from its joint venture investment in a residential mortgage banking business and $0.7 million of income from a distribution received from another one of its joint venture equity investments.

Financing Activity

The Company completed the unwind of one of its collateralized loan obligation vehicles (“CLO III”). CLO III’s $281.3 million of outstanding notes were redeemed and repaid with proceeds received from the refinancing of CLO III’s remaining assets within the Company’s existing financing facilities, as well as cash held by CLO III. As a result of this transaction, the Company recognized an expense of $1.0 million from the acceleration of deferred fees.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2016 was $1.35 billion with a weighted average interest rate including fees of 4.45%, as compared to $1.42 billion and a rate of 4.09% at September 30, 2016. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2016 was $1.44 billion, as compared to $1.37 billion for the third quarter of 2016. The average cost of borrowings for the fourth quarter was 4.82%, compared to 4.19% for the third quarter of 2016. The increase in average cost was primarily due to the acceleration of fees related to the unwind of CLO III, the issuance of the convertible senior notes as well as an increase in one-month LIBOR.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 5

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities, including financings assumed as part of the Agency Business acquisition. The Company believes it was in compliance with all financial covenants and restrictions as of December 31, 2016 and as of the most recent CLO determination dates in February 2017.

In February 2017, the Company purchased, at a discount, $20.9 million of its junior subordinated notes, with a carrying value of $19.9 million, resulting in the recognition of an estimated gain on extinguishment of debt of $7.2 million in the first quarter of 2017.

Capital Markets

The Company issued $86.3 million of 6.50% Convertible Senior Notes due 2019 (the “Notes”), including the underwriter’s $11.3 million over-allotment option. The conversion rate was initially equal to 119.3033 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $8.38 per share of common stock, representing an approximate 10% conversion premium based on the closing price of the Company’s common stock of $7.62 per share on September 29, 2016. In January 2017, the Company reopened the Notes and issued an additional $13.8 million for a total outstanding principal amount of $100.0 million. The Company received proceeds totaling $96.3 million, net of the underwriters’ discount and fees, from these offerings which is intended to be used to make investments in our business and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.17 per share of common stock for the quarter ended December 31, 2016, representing an increase of 6% over the prior quarter dividend of $0.16 per share. The dividend is payable on March 21, 2017 to common stockholders of record on March 15, 2017. The ex-dividend date is March 13, 2017.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from December 1, 2016 through February 28, 2017. The dividends are payable on February 28, 2017 to preferred stockholders of record on February 15, 2017. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 6

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 70644208.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through March 31, 2017. In addition, a telephonic replay of the call will be available until March 10, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 70644208.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a current servicing portfolio of approximately $13.6 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2016 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 7

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. Supplemental schedules of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 12 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com
Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 8

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)
Interest income	$32,748,431	$27,192,853	$116,172,621	$106,768,542
Other interest income, net	-	-	2,539,274	7,884,344
Interest expense	20,664,442	12,314,640	63,622,771	49,720,132
Net interest income	12,083,989	14,878,213	55,089,124	64,932,754

Other revenue:
Gain on sales, including fee-based services, net	14,900,268	-	24,594,090	-
Mortgage servicing rights	28,972,693	-	44,940,760	-
Servicing revenue, net	3,168,315	-	9,054,199	-
Property operating income	2,162,248	4,811,224	14,881,275	27,666,252
Other income, net	377,040	105,911	1,041,017	270,360
Total other revenue	49,580,564	4,917,135	94,511,341	27,936,612

Other expenses:
Employee compensation and benefits	15,791,013	3,367,054	38,647,446	17,500,457
Selling and administrative	7,309,027	1,949,157	17,586,871	9,392,136
Acquisition costs	-	1,591,512	10,261,902	3,133,681
Property operating expenses	2,509,202	4,856,517	13,501,025	23,237,834
Depreciation and amortization	1,892,490	1,299,250	5,021,900	5,436,330
Impairment loss on real estate owned	-	-	11,200,000	-
Provision for loss sharing	917,961	-	2,234,823	-
Provision for loan losses (net of recoveries)	(109,106)	2,113,198	(134,101)	4,466,886
Management fee - related party	3,725,000	2,825,000	12,600,000	10,900,000
Total other expenses	32,035,587	18,001,688	110,919,866	74,067,324

Income before gain on acceleration of deferred income, loss
on termination of swaps, gain on sale of real estate, income
from equity affiliates and provision for income taxes	29,628,966	1,793,660	38,680,599	18,802,042
Gain on acceleration of deferred income	-	-	-	19,171,882
Loss on termination of swaps	-	-	-	(4,629,647)
Gain on sale of real estate	-	3,799,657	11,630,687	7,784,021
Income from equity affiliates	1,800,689	1,317,339	12,994,607	12,300,516
Provision for income taxes	(525,000)	-	(825,000)	-

Net income	30,904,655	6,910,656	62,480,893	53,428,814

Preferred stock dividends	1,888,430	1,888,430	7,553,720	7,553,720
Net income attributable to noncontrolling interest	8,481,609	-	12,131,041	-
Net income attributable to common stockholders	$20,534,616	$5,022,226	$42,796,132	$45,875,094

Basic earnings per common share	$0.40	$0.10	$0.83	$0.90
Diluted earnings per common share	$0.40	$0.10	$0.83	$0.90

Weighted average shares outstanding:
Basic	51,401,295	50,962,516	51,305,095	50,857,750
Diluted	73,268,095	51,274,057	51,730,553	51,007,328

Dividends declared per common share	$0.16	$0.15	$0.62	$0.58

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 9

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015

Assets:
Cash and cash equivalents	$138,645,430	$188,708,687
Restricted cash	29,314,929	48,301,244
Loans and investments, net	1,695,732,351	1,450,334,341
Loans held-for-sale, net	673,367,304	-
Capitalized mortgage servicing rights, net	227,742,986	-
Available-for-sale securities, at fair value	5,403,463	2,022,030
Investments in equity affiliates	33,948,853	30,870,235
Real estate owned, net	19,491,805	60,845,509
Real estate held-for-sale, net	-	8,669,203
Due from related party	1,464,732	8,082,265
Goodwill and other intangible assets	97,489,884	-
Other assets	48,184,509	29,558,430
Total assets	$2,970,786,246	$1,827,391,944

Liabilities and Equity:
Credit facilities and repurchase agreements	906,636,790	136,252,135
Collateralized loan obligations	728,441,109	758,899,661
Senior unsecured notes	94,521,566	93,764,994
Convertible senior unsecured notes, net	80,660,038	-
Junior subordinated notes to subsidiary trust issuing preferred securities	157,858,555	157,117,130
Mortgage note payable - real estate owned	-	27,155,000
Related party financing	50,000,000	-
Due to related party	6,038,707	3,428,333
Due to borrowers	81,019,386	34,629,595
Allowance for loss-sharing obligations	32,407,554	-
Other liabilities	86,164,613	51,054,321
Total liabilities	2,223,748,318	1,262,301,169

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding, no shares issued and outstanding, respectively; 8.25% Series A,
$38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference;
1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000
aggregate liquidation preference; 900,000 shares issued and outstanding	89,508,213	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,401,295
and 50,962,516 shares issued and outstanding, respectively	514,013	509,625
Additional paid-in capital	621,931,995	616,244,196
Accumulated deficit	(125,134,403)	(136,118,001)
Accumulated other comprehensive income (loss)	320,917	(4,840,950)
Total Arbor Realty Trust, Inc. stockholders’ equity	587,140,735	565,090,775

Noncontrolling interest	159,897,193	-
Total equity	747,037,928	565,090,775

Total liabilities and equity	$2,970,786,246	$1,827,391,944

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 10

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 STATEMENT OF INCOME SEGMENT INFORMATION- (Unaudited)

	Quarter Ended December 31, 2016
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$28,941,224	$3,807,207	$-	$32,748,431
Interest expense	17,496,302	2,206,317	961,823	20,664,442
Net interest income	11,444,922	1,600,890	(961,823)	12,083,989

Other revenue:
Gain on sales, including fee-based services, net	-	14,900,268	-	14,900,268
Mortgage servicing rights	-	28,972,693	-	28,972,693
Servicing revenue	-	17,286,351	-	17,286,351
Amortization of MSRs	-	(14,118,036)	-	(14,118,036)
Property operating income	2,162,248	-	-	2,162,248
Other income, net	126,271	250,769	-	377,040
Total other revenue	2,288,519	47,292,045	-	49,580,564

Other expenses:
Employee compensation and benefits	2,783,307	13,007,706	-	15,791,013
Selling and administrative	3,157,162	4,151,865	-	7,309,027
Acquisition costs	-	-	-	-
Property operating expenses	2,509,202	-	-	2,509,202
Depreciation and amortization	492,036	1,400,454	-	1,892,490
Provision for loss sharing	-	917,961	-	917,961
Provision for loan losses (net of recoveries)	(109,106)	-	-	(109,106)
Management fee - related party	1,781,745	1,943,255	-	3,725,000
Total other expenses	10,614,346	21,421,241	-	32,035,587

Income before income from equity affiliates and provision
for income taxes	3,119,095	27,471,694	(961,823)	29,628,966
Income from equity affiliates	1,800,689	-	-	1,800,689
Provision for income taxes	-	(525,000)	-	(525,000)

Net income	$4,919,784	$26,946,694	$(961,823)	$30,904,655

Preferred stock dividends	1,888,430	-	-	1,888,430
Net income attributable to noncontrolling interest	-	-	8,481,609	8,481,609
Net income attributable to common stockholders	$3,031,354	$26,946,694	$(9,443,432)	$20,534,616

(1) Includes certain corporate expenses not allocated to the two reportable segments, such as costs associated with the acquisition of the Agency Business as well as income allocated to the noncontrolling interest holder.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 11

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

	December 31, 2016
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Assets:
Cash and cash equivalents	$103,156,034	$35,489,396	$-	$138,645,430
Restricted cash	16,230,051	13,084,878	-	29,314,929
Loans and investments, net	1,695,732,351	-	-	1,695,732,351
Loans held-for-sale, net	-	673,367,304	-	673,367,304
Capitalized mortgage servicing rights, net	-	227,742,986	-	227,742,986
Investments in equity affiliates	33,948,853	-	-	33,948,853
Goodwill and other intangible assets	-	97,489,884	-	97,489,884
Other assets	63,350,947	11,193,562	-	74,544,509
Total assets	$1,912,418,236	$1,058,368,010	$-	$2,970,786,246

Liabilities:
Debt obligations	1,307,973,936	660,144,122	50,000,000	2,018,118,058
Allowance for loss-sharing obligations	-	32,407,554	-	32,407,554
Other liabilities	133,788,359	38,216,483	1,217,864	173,222,706
Total liabilities	$1,441,762,295	$730,768,159	$51,217,864	$2,223,748,318

(1) Includes assets and liabilities not allocated to the two reportable segments, such as financings and acquisition costs associated with the acquisition of the Agency Business.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2016 Results and Increases Quarterly Dividend to $0.17 per Share

March 3, 2017	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

 (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to common stockholders	$20,534,616	$5,022,226	$42,796,132	$45,875,094
Subtract:
Gain on sale of real estate	-	(3,799,657)	(11,630,687)	(7,784,021)
Add:
Net income attributable to noncontrolling interest	8,481,609	-	12,131,041	-
Impairment loss on real estate owned	-	-	11,200,000	-
Depreciation - real estate owned	247,574	1,299,250	2,011,903	5,436,330
Depreciation - investments in equity affiliates	93,588	93,588	374,352	374,351
Funds from operations (1)	$29,357,387	$2,615,407	$56,882,741	$43,901,754
Subtract:
Income from mortgage servicing rights	(28,972,693)	-	(44,940,760)	-
Impairment loss on real estate owned	-	-	(11,200,000)	-
Net gain on changes in fair value of derivatives	(250,769)	-	(499,279)	-
Deferred tax benefit	(1,532,084)	-	(1,532,084)	-
Add:
Amortization of MSRs	14,118,036	-	21,704,560	-
Depreciation and amortization	1,805,479	-	3,170,560	-
Gain on sale of real estate	-	3,799,657	11,630,687	7,784,021
Stock-based compensation	573,366	552,102	3,513,540	3,442,683
Acquisition costs	-	1,591,512	10,261,902	3,133,681
Adjusted funds from operations (1)	$15,098,722	$8,558,678	$48,991,867	$58,262,139
Diluted FFO per share (1)	$0.40	$0.05	$0.92	$0.86
Diluted AFFO per share (1)	$0.21	$0.17	$0.79	$1.14
Diluted weighted average shares outstanding (1)	73,268,095	51,274,057	61,649,847	51,007,328

(1) Amounts are attributable to common stockholders and OP Unit holder. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), changes in fair value of certain derivatives that temporarily flow through earnings as well as the amortization of MSRs and the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.